Exhibit 10.33

EXECUTION COPY

KNOWLES ELECTRONICS HOLDINGS, INC.
AMENDMENT NO. 1 TO CREDIT AGREEMENT

     AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of March 29, 2005, among KNOWLES ELECTRONICS HOLDINGS, INC., a Delaware corporation (the “Borrower”), the SUBSIDIARY LOAN PARTIES listed on the signature pages hereof (for purposes of Sections 6, 7(c) and 7(d) hereof only), XERION PARTNERS II MASTER FUND LIMITED, a Bermuda limited liability company (“Xerion”) and JEFFERIES & COMPANY, INC., a Delaware corporation (“Jefferies”, and together with Xerion, the “Lenders”).

RECITALS

     WHEREAS, the Borrower and Xerion have entered into a Credit Agreement, dated as of December 20, 2004, among the Borrower, Xerion and the other lenders party thereto from time to time (the “Credit Agreement”);

     WHEREAS, pursuant to Section 8.02(c) of the Credit Agreement, the Credit Agreement was deemed amended by Amendment No. 8 and Waiver dated as of March 10, 2005, to the Credit Agreement dated as of June 28, 1999, as amended and restated as of July 21, 1999, as amended, among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as administrative agent and Morgan Stanley Senior Funding, Inc., as syndication agent to permit the incurrence of certain additional indebtedness;

     WHEREAS, Jefferies intends to provide the Borrower with an additional $10,000,000 Loan Commitment; and

     WHEREAS, the Borrower and Xerion have agreed to amend the Credit Agreement to provide for such additional indebtedness and certain other amendments.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement and shall be interpreted in accordance with the principles set forth in Section 1.02 of the Credit Agreement.

     Section 2. Amendments.

     (a) Recitals. The first recital of the Credit Agreement is amended in its entirety to read as follows:

     WHEREAS, Borrower wishes to establish a $19,000,000 credit facility for general corporate purposes;

     (b) Definitions.

        (i) The definition of “Commitment Termination Date” provided in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

        “Commitment Termination Date” means, in the case of the Loan Commitment of Xerion, January 31, 2005 and, in the case of the Loan Commitment of Jefferies & Company, Inc., March 31, 2005.

        (ii) The last sentence of the definition of “Loan Commitment” provided in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

        The aggregate amount of the Lenders’ Loan Commitments after giving effect to Amendment No. 1 is $10,000,000.

        (iii) The definition of “Effective Date” provided in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

        “Effective Date” means the date on which the conditions specified in Section 4.01 are first satisfied (or waived in accordance with Section 8.02).

        (iv) Section 1.01 of the Credit Agreement is amended to include the definition of “Amendment No. 1” in alphabetical order as follows:

        “Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of March 29, 2005, among the Borrower, the Subsidiary Loan Parties listed on the signature pages thereto, Xerion and Jefferies & Company, Inc.

     (c) Prepayments. The last sentence of Section 2.08(e) of the Credit Agreement is amended in its entirety to read as follows:

     Any prepayment pursuant to (i) Section 2.08(a) or (ii) Section 2.08(b) as a result of a Prepayment Event occurring upon any of the events described in clause (c) of the definition of “Prepayment Event” or the occurrence of a Change of Control or the issuance of Equity Interests, each as described in clause (d) of the definition of “Prepayment Event”, in each case, shall be accompanied by a fee equal to two percent of the principal so prepaid.

     (d) Material Non-Public Information.

        (i) Section 3.17 of the Credit Agreement is amended in its entirety to read as follows:

        SECTION 3.17. Material Non-Public Information. As of the date hereof and of the initial funding of the Loans, neither the Borrower nor any of its Subsidiaries have furnished or otherwise disclosed any information to Xerion that the Borrower reasonably believes may contain material non-public information.

        (ii) Section 5.12 of the Credit Agreement is amended in its entirety to read as follows:

        SECTION 5.12. Material Non-Public Information. Prior to furnishing any information that the Borrower reasonably believes may contain material, non-public information to an Electing Lender pursuant to the Loan Documents, the Borrower shall provide written notice to each Electing Lender and the Borrower shall not provide any such information that may constitute material, non-public information without the express written consent of such Lenders; provided that the time periods set forth in this Article V applicable to the provision of information shall be deemed extended for a reasonable period of time required for the Borrower to (a) make such determination as to its reasonable belief, (b) provide any such written notice and (c) receive any such express written consent. For purposes hereof, an “Electing Lender” shall mean Xerion and any Lender that provides written notice to the Borrower that such Lender elects to be an Electing Lender for purposes of this Section 5.12.

     (e) Assignments. Section 8.04(b) is amended in its entirety to read as follows:

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loan Commitments and the Loans at the time owing to it), provided that (i) except (A) in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, (B) in the case of an assignment by Jefferies & Company, Inc. of a Loan made by Jefferies & Company, Inc., and (C) during the continuance of an Event of Default, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of (A) an assignment to a Lender or an Affiliate or Approved Fund of a Lender, (B) an assignment of the entire remaining amount of the assigning Lender’s Loan Commitments or Loans and (C) an assignment by Jefferies & Company, Inc. of a Loan made by Jefferies & Company, Inc., the amount of the Loan Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Borrower and the Required Lenders) shall not be less than $500,000 unless each of the Borrower and the Required Lenders otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each assignment (other than any assignment by Jefferies & Company, Inc.) shall execute and deliver to Xerion an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Required Lenders such information reasonably requested in connection with the administration of an Assignment and Acceptance. Promptly after any assignment by Jefferies & Company, Inc., Jefferies & Company, Inc. shall give written notice to the Borrower and Xerion of any such assignment; provided that the failure to provide such notice shall not affect the validity of any such assignment. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be null and void.

     (f) Schedule 2.01. Schedule 2.01 to the Credit Agreement is hereby amended in its entirety by substituting Annex A to this Amendment as a new Schedule 2.01 to the Credit Agreement.

     Section 3. Conditions To Effectiveness. Section 2 of this Amendment shall become effective only upon the prior or concurrent satisfaction of all of the following conditions:

     (a) The Lenders (or their respective counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Lenders (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

     (b) The Lenders shall have received a favorable written opinion (addressed to the Lenders and dated the date hereof) of each of (i) Richards Spears Kibbe & Orbe LLP, special counsel for the Borrower and (ii) Dykema Gosset Rooks Pitts PLLC, counsel for the Borrower, in each case, in form and substance reasonably satisfactory to the Lenders and their respective counsel.

     (c) The Lenders shall have received such documents and certificates as the Lenders or their respective counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Amendment and any other legal matters relating to the Loan Parties, the Loan

Documents, the Transactions or this Amendment, all in form and substance satisfactory to the Lenders and their respective counsel.

     (d) The Lenders shall have received a certificate, dated the date hereof and signed by the President, a Vice President or a Financial Officer of the Borrower and each Subsidiary Loan Party, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 as of the date hereof.

     (e) The Lenders shall have received on or prior to the date hereof all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of their respective counsel) required to be reimbursed or paid by any Loan Party.

     (f) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with this Amendment shall have been obtained.

     Section 4. Loan. Upon the satisfaction of the conditions set forth in Section 3 above, Jefferies shall (subject to satisfaction of the conditions specified in Section 4.02 of the Credit Agreement) provide $10,000,000 to the Borrower on the date hereof by wire transfer of immediately available funds by 5:00 p.m., New York City time, to the account designated by the Borrower pursuant to a Borrowing Request. In connection with the foregoing and so long as notice is provided by no later than 4:00 p.m. New York time on the date of the proposed Borrowing, the Lenders hereby (a) waive compliance by the Borrower with the three Business Day notice requirement of Section 2.03 of the Credit Agreement for any Borrowing and (b) confirm that Section 2.10(a) of the Credit Agreement shall not apply to the initial Interest Period for such Loan.

     Section 5. Representations and Warranties. The Borrower represents and warrants to each Lender that:

     (a) Powers. Each Loan Party has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

     (b) Authorization; Enforceability. The transactions contemplated by, and the performance of each Loan Party’s obligations under, this Amendment and the Amended Agreement are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (c) Governmental Approvals; No Conflicts. The execution and delivery by each Loan Party of this Amendment, the performance by each Loan Party of the obligations under this Amendment and the Amended Agreement and the consummation of the transactions contemplated by this Amendment and the Amended Agreement (i) do not require any consent or approval of, registration or filing with (other than a filing on Securities and Exchange Commission Form 8-K), or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any material payment to be made by the Borrower or any of the Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries.

     (d) Solvency. Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of the Loan made on the date hereof and after giving effect to application of the proceeds of such Loan, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date hereof.

     (e) Senior Indebtedness. The Loan to be made hereunder constitutes “Senior Indebtedness” under and as defined in the Subordinated Debt Documents.

     (f) Incorporation of Representations and Warranties. The representations and warranties contained in Article III of the Credit Agreement (considered as if already amended by this Amendment) are true, correct and complete in all material respects on the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     (g) Absence of Default. As of the date hereof and immediately after giving effect to the transactions to occur on the date hereof, no Default shall have occurred and be continuing.

     Section 6. Acknowledgement And Consent.

     (a) Each Subsidiary Loan Party is a party to the Subsidiary Guarantee Agreement pursuant to which each such Subsidiary Loan Party has, among other things, guaranteed the Obligations (as defined in the Subsidiary Guarantee Agreement). Each Loan Party is a party to the Indemnity, Subrogation and Contribution Agreement pursuant to which each such Loan Party has, among other things, subordinated certain claims to the indefeasible payment in full in cash of all Obligations (as defined in the Subsidiary Guarantee Agreement).

     (b) Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment. Each Subsidiary Loan Party hereby confirms that the Subsidiary Guarantee Agreement will continue to guarantee to the fullest extent provided in the Subsidiary Guarantee Agreement the payment and performance of all Obligations (as defined in the Subsidiary Guarantee Agreement) including the payment and performance of all such Obligations (as defined in the Subsidiary Guarantee Agreement) now or hereafter existing under or in respect of the Amended Agreement. Each Loan Party hereby confirms that the Indemnity, Subrogation and Contribution Agreement will continue to subordinate to the fullest extent provided in the Indemnity, Subrogation and Contribution Agreement the claims specified therein to the indefeasible payment in full in cash of all Obligations (as defined in the Subsidiary Guarantee Agreement) including the payment and performance of all such Obligations (as defined in the Subsidiary Guarantee Agreement) now or hereafter existing under or in respect of the Amended Agreement.

     (c) Each Loan Party acknowledges and agrees that each of the Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Subsidiary Loan Party represents and warrants that all representations and warranties contained in the Subsidiary Guarantee Agreement (after giving effect to the transactions to occur on the date hereof) to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     (d) Each Loan Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party (excluding the Borrower) is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to Section 2 of this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party (excluding the Borrower) to any future amendments to the Credit Agreement, as amended by this Amendment.

     Section 7. Miscellaneous

     (a) Effect on the Credit Agreement and the Other Loan Documents.

        (i) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

        (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Lender under, the Credit Agreement or any of the other Loan Documents.

     (b) Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses as described in Section 8.03 of the Credit Agreement incurred by the Lenders and their respective counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

     (c) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     (d) Other Provisions. The provisions of Sections 8.06, 8.07, 8.09(b) and (c), 8.10 and 8.11 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

KNOWLES ELECTRONICS HOLDINGS, INC.,
By
Name:
Title:

KNOWLES INTERMEDIATE HOLDING, INC., (for purposes of Sections 6, 7(c) and 7(d) only)
By
Name:
Title:

KNOWLES ELECTRONICS SALES CORP., (for purposes of Sections 6, 7(c) and 7(d) only)
By
Name:
Title:

KNOWLES MANUFACTURING LTD., (for purposes of Sections 6, 7(c) and 7(d) only)
By
Name:
Title:

KNOWLES ELECTRONICS, LLC, (for purposes of Sections 6, 7(c) and 7(d) only)
By
Name:
Title:

XERION PARTNERS II MASTER FUND LIMITED
By
Name:

JEFFERIES & COMPANY, INC.
By
Name:
Title:

Annex A

Schedule 2.01

Initial Loan Commitments

LENDER	INITIAL COMMITMENT

XERION PARTNERS II MASTER FUND LIMITED	$10,000,000.00

JEFFERIES & COMPANY, INC.	10,000,000.00
520 Madison Avenue New York, NY 10022

Attention: Josh Targoff

TOTAL	$20,000,000.00